July 29, 2021

Neiman Funds

305 Spindrift Drive

Williamsville, NY 14221

Re:	Neiman Funds, File Nos. 333-102844 and 811-21290

Ladies and Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 49 to the Neiman Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 51 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP